THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
The Prudential Variable Contract Real Property Account

PRUCO LIFE INSURANCE COMPANY
Pruco Life Variable Contract Real Property Account

PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY
Pruco Life of New Jersey Variable Contract Real Property Account

Supplement dated May 19, 2016,
to
Prospectuses dated May 1, 2016,
 for
 “Real Property Account Prospectuses”

This Supplement should be read and retained with the current Prospectus for the Real Property Account. This Supplement is intended to update certain information in the Prospectus for the Real Property Account.

Prudential Real Estate Investors (“PREI”®), which currently operates globally under two different names, announced that it will consolidate under one brand. Effective May 16, 2016, Prudential Real Estate Investors is renamed PGIM Real Estate. All references to Prudential Real Estate Investors and PREI in the Real Property Account Prospectuses are now changed to reference the new company name, PGIM Real Estate.

PLEASE RETAIN THIS SUPPLEMENT WITH YOUR PROSPECTUS

RPASUP101                                                                                                                                                                                                                                                                                                                                                              RPA